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
AMBAC                                                            Ambac Assurance Corporation
Certificate Guaranty Insurance Policy                             c/o CT Corporation Systems
                                            44 East Mifflin Street, Madison, Wisconsin 53703
                                                                      Administrative Office:
                                           One State Street Plaza, New York, New York  10004
                                                                   Telephone: (212) 668-0340

Insured Obligations:                        Policy Number:
GreenPoint Home Equity Loan Trust 2000-1    AB0377BE
Home Equity Loan Asset-Backed Securities,
Series 2000-1, Class A-1 Variable Rate
Asset-Backed Certificates and Class A-2
Variable Rate Asset-Backed Notes                               Premium:  As specified in the
                                                                endorsement attached hereto.
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Ambac Assurance Corporation (Ambac) A Wisconsin Stock Insurance Company in
consideration of the payment of the premium and subject to the terms of this
Policy, hereby agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the
Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

Ambac will make such payments to the Trustee from its own funds on the later of
(a) one (1) Business Day following notification to Ambac of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to Ambac, transferring to Ambac all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. Ambac shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, Ambac shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that nay payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable by Ambac for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, Ambac hereby waives and agrees not to assert any and all rights and defenses, to the extent such rights and defenses may be available to Ambac, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, Ambac has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

                                                      /s/ Stephen D. Cooke

                                                      Secretary

/s/ P. Lassiter                                       /s/ Jeffrey D. Nabi

President                                             Authorized Representative

Effective Date: June 29, 2000
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                   CERTIFICATE GUARANTY INSURANCE ENDORSEMENT


Attached to and forming                           Effective Date of Endorsement:
part of Policy #AB0377BE                                           June 29, 2000
issued to:

Bankers Trust Company,
as Trustee for the Holders of
GreenPoint Home Equity Loan Trust 2000-1
Home Equity Loan Asset-Backed Securities, Series 2000-1



         For all purposes of this Policy, the following terms shall have the following meanings:

         "Agreement" shall mean the Sale and Servicing Agreement dated as of June 1, 2000 among GreenPoint Mortgage Securities Inc., as Sponsor, GreenPoint Mortgage Funding, Inc., as Servicer, and GreenPoint Home Equity Loan Trust 2000-1, as Issuer, as such Agreement may be amended, modified or supplemented from time to time as set forth in the Agreement.

         "Certificate Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.

         "Certificates" shall mean any one of the GreenPoint Home Equity Loan Trust 2000-1 Home Equity Loan Asset-Backed Certificates, Series 2000-1, Class A-1 Variable Rate Asset-Backed Certificates, substantially in the form set forth in Exhibit A to the Trust Agreement.

         "Collection Account" shall mean the account created and maintained with the Trustee for the benefit of the Holders and the Insurer pursuant to Section
8.3 of the Pooling Agreement.

         "Deficiency Amount" means, for each Payment Date, the excess, if any, of Required Payments over the Net Available Distribution Amount for such Payment Date.

         "Due for Payment" shall mean with respect to any Insured Payment or Preference Amount, the date such amount is due and payable pursuant to the terms of the Agreement.

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         "First Payment Date" shall mean July 17, 2000.

         "Holder" shall mean any person who is the registered owner or beneficial owner of any Securities.

         "Insurance Agreement" shall mean the Insurance and Indemnity Agreement, dated as of June 29, 2000, among GreenPoint Mortgage Securities Inc., as Sponsor, GreenPoint Mortgage Funding, Inc., as Servicer, Bankers Trust Company, as Trustee, Ambac Assurance Corporation, as Insurer, and GreenPoint Home Equity Loan Trust 2000-1, as Issuer, as such Insurance Agreement may be amended, modified or supplemented from time to time.

         "Insured Amounts" shall mean, with respect to any Payment Date, the Deficiency Amount for such Payment Date.

         "Insured Payments" shall mean, with respect to any Payment Date, the aggregate amount actually paid by the Insurer to the Trustee in respect of (i) Insured Amounts for such Payment Date and (ii) Preference Amounts for any given Business Day.

         "Insurer" shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of this Policy.

         "Late Payment Rate" shall mean for any Payment Date, the greater of (i) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (ii) the then applicable highest rate of interest on the Securities. The Late Payment Rate shall be computed on the basis of a year of 360 days and the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

         "Net Available Distribution Amount" means, with respect to any Payment Date, (i) the Total Available Funds on such Payment Date minus (ii) the Trustee's Fee and the Premium Amount.

         "Nonpayment" shall mean, with respect to any Payment Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Agreement.

         "Notes" shall mean any one of the GreenPoint Home Equity Loan Asset-Backed Notes, Series 2000-1, Class A-2 Variable Rate Asset-Backed Notes, substantially in the form set forth in Exhibit A to the Pooling Agreement.

         "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

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         "Payment Date" shall mean the 15th day of any month (or if such 15th day is not a Business Day the first Business Day immediately following) beginning with the First Payment Date.

         "Pooling Agreement" shall mean the Pooling Agreement and Indenture between GreenPoint Home Equity Loan Trust 2000-1, as Issuer and Bankers Trust Company, as Trustee, dated June 1, 2000.

         "Preference Amount" means any payment of principal or interest on a Security which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         "Premium Percentage" shall have the meaning set forth in the Insurance Agreement.

         "Reimbursement Amount" shall mean, as to any Payment Date, the sum of
(x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date pursuant to Section 8.7(d)(vii) of the Pooling Agreement, plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments, and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate.

         "Relief Act Shortfalls" shall mean interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Required Payments" shall mean, (a) for any Payment Date, the sum of
(i) the Interest Payment Amount (excluding any Relief Act Shortfalls) and (ii) any Overcollateralization Deficit and (b) on the Final Scheduled Payment Date, the outstanding Security Principal Balance.

         "Securities" shall mean the Certificates and the Notes.

         "Trust Agreement" shall mean the Trust Agreement, dated as of June 1, 2000, between GreenPoint Mortgage Securities Inc., as Sponsor and Wilmington Trust Company, as Owner Trustee.

         "Trustee" shall mean Bankers Trust Company or its successor-in-interest, in its capacity as Trustee under the Pooling Agreement, or if any successor trustee or any co-trustee shall be appointed as provided therein, then "Trustee" shall also mean such successor trustee or such co-trustee, as the case may be, subject to the provisions thereof.

         Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in Annex A to the Pooling Agreement or the Trust Agreement.

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         As provided by the Policy, the Insurer will pay any Insured Amount payable hereunder, no later than 12:00 noon, New York City time, on the later of the Payment Date on which such Insured Amount is due or the Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         The Insurer shall pay any Preference Amount when due to be paid pursuant to the Order referred to below, but in any event on the Payment Date next following receipt on a Business Day by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Trustee or the Holder is required to return such Preference Amount paid during the term of this Certificate Insurance Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Trustee or the Holder (the "Order"), (ii) a certificate by or on behalf of the Trustee that the Order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Trustee, irrevocably assigning to the Insurer all rights and claims of the Trustee or the Holder relating to or arising under the Agreement against the estate of the Trustee or otherwise with respect to such Preference Amount and (iv) a Notice of Nonpayment (attached hereto as Exhibit A) appropriately completed and executed by the Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Trustee or the Holder, as applicable, directly, unless the Trustee or the Holder, as applicable, has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Trustee on behalf of the Holder, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

         The Insurer hereby agrees that if it shall be subrogated to the rights of Holders by virtue of any Insured Payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Payment Date can be made. In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Agreement.

         The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.

         A premium will be payable on this Policy on each Payment Date as provided in Section 8.7(d)(ii) of the Pooling Agreement, beginning with the first Payment Date, in an amount equal to the Premium.

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         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Insurer.

         Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

         This Policy expires and terminates without any action on the part of the Insurer or any other person on the date that is one year and one day following the date on which the Securities have been paid in full.

         This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of New York.


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         IN WITNESS WHEREOF, the Insurer has caused this Endorsement to the
Policy to be signed by its duly authorized officers.






   /s/ Melissa L. Velie                            /s/ Jeffrey D. Nabi
-----------------------------               ---------------------------------
Assistant Secretary                               First Vice President

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                                    EXHIBIT A
                  TO THE CERTIFICATE GUARANTY INSURANCE POLICY
                               Policy No. AB0377BE


                         NOTICE OF NONPAYMENT AND DEMAND
                         FOR PAYMENT OF INSURED AMOUNTS


                                                     Date:  [     ]


Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention:  General Counsel

                  Reference is made to Certificate Guaranty Insurance Policy No. AB0377BE (the "Policy") issued by Ambac Assurance Corporation ("Ambac"). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Pooling Agreement, as the case may be, unless the context otherwise requires.

                  The Trustee hereby certifies as follows:

                  1. The Trustee is the Trustee under the Pooling Agreement for the Holders.

                  2.   The relevant Payment Date is [date].

                  3. Payment on the Securities in respect of the Payment Date is due to be received on __________________________ under the Pooling Agreement in an amount equal to $____________
                       4. There is an Insured Amount of $_________________in respect of the Securities, which amount is Due for Payment pursuant to the terms of the Pooling Agreement.

                  5. The Trustee has not heretofore made a demand for the Insured Amount in respect of the Payment Date.

                  6. The Trustee hereby requests the payment of the Insured Amount that is Due For Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of


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                       the Policy to: ____________________________
                       (Trustee's account number).

                   7. The Trustee hereby agrees that, following receipt of the Insured Amount from Ambac, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Securities when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Collection Account and not commingle such funds with other funds held by Trustee and (d) maintain an accurate record of such payments with respect to each certificate and the corresponding claim on the Policy and proceeds thereof.

         ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.



                                                   By:__________________________
                                                               Trustee



                                                Title:__________________________
                                                             (Officer)





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